Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274480 on Form S-8 and Registration Statement No. 333-283815 on Form S-3 of our report dated February 27, 2024 (February 26, 2025, as to Note 19), relating to the financial statements of TKO Group Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, NY

February 27, 2024 (February 26, 2025, as to Note 19)